UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): February 18, 2021 (February 17, 2021)

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

d. Election of New Officer

On February 17, 2021, the Board of Directors (the “Board”) of National Health Investors, Inc. (the “Company”) increased the size of the Board from six to seven directors and appointed D. Eric Mendelsohn to fill the newly created directorship, effective immediately. Mr. Mendelsohn will serve as a director until the 2021 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.

Mr. Mendelsohn is the Chief Executive Officer and President of the Company. He joined NHI in January 2015 as Executive Vice President of Corporate Finance. Mr. Mendelsohn was named interim CEO in August 2015 and Chief Executive Officer and President on October 5, 2015. He has over 15 years of healthcare real estate and financing experience. Previously, Mr. Mendelsohn was with Emeritus Senior Living for 9 years, most recently as a Senior Vice President of Corporate Development where he was responsible for the financing and acquisition of assisted living properties, home health care companies, administration of joint venture relationships and executing corporate finance strategies. Prior to Emeritus, Mr. Mendelsohn was with the University of Washington as a Transaction Officer where he worked on the development, acquisition and financing of research, clinic and medical properties. Prior to that, Mr. Mendelsohn was a practicing transaction attorney, representing lenders and landlords. Mr. Mendelsohn has a Bachelor of Science degree from American University in International Relations, a Law Degree from Pepperdine University, and a Masters (LLM) in Banking and Finance from Boston University. Mr. Mendelsohn is a member of the Florida and Washington State Bar Associations.

It is not anticipated that Mr. Mendelsohn will be appointed to any Board committees, given he will not be an independent director.  Mr. Mendelsohn will not receive any additional compensation as a result of his appointment to the Board.

Mr. Mendelsohn will be the only management member of the Board and as the CEO of the Company, the Board believes that Mr. Mendelsohn’s perspective is important to the Board in developing the strategic and operational direction of the Company. There are no arrangements or understandings between Mr. Mendelsohn and any other person pursuant to which he was appointed as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    February 18, 2021